UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Subscription Agreements, Unit Purchase Agreement, Warrants, and Registration Rights Agreement

On July 30, 2014, Pershing Gold Corporation (the “Company”) issued 6,813,645 Units, with each Unit comprised of one share of Common Stock and a 30 month warrant (the “Warrant”) to purchase 0.4 of a share of Common Stock (the “Warrant Shares”) at an exercise price of $0.45, for a total of 6,813,645 shares of Common Stock and Warrants to acquire an additional 2,725,454 shares of Common Stock, all pursuant to subscription agreements (each, a “Subscription Agreement”) and a unit purchase agreement (the “Unit Purchase Agreement”) entered into with several accredited investors.  The gross proceeds totaled approximately $2.3 million, and the net proceeds totaled approximately $2.2 million.

The Units were subscribed to pursuant to Subscription Agreements entered into on July 30, 2014 between the Company and certain accredited investors.  The Subscription Agreements contain customary terms and conditions including, among other things, terms of the subscription, representations and warranties by the Company and each investor, and indemnification.  The Units were sold pursuant to the Unit Purchase Agreement dated July 30, 2014 between the Company and the accredited investors.  The Unit Purchase Agreement contains customary terms and conditions including, among other things, representations and warranties by the Company and each investor, closing deliveries, and indemnification.

The Warrants sold as part of the Units are exercisable immediately at an exercise price of $0.45 per share of Common Stock, subject to adjustment in the event of stock dividends, recapitalizations or certain other transactions.  The Warrants will expire on January 30, 2017.

In connection with the private placement, the Company and the investors entered into a registration rights agreement dated July 30, 2014 (the “Registration Rights Agreement”) which requires the Company, at any time after September 12, 2014, to file a registration statement under the Securities Act of 1933, as amended, to register the resale of the Common Stock issued as part of the Units and the Common Stock issuable upon the exercise of the Warrants.  The Registration Rights Agreement also contains piggyback registration rights requiring the Company to include such holders’ shares of Common Stock in future registration statements that may be filed by the Company.

The foregoing summary of the terms of the Warrant, the Subscription Agreement, the Unit Purchase Agreement, and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Warrant, the Subscription Agreement, the Unit Purchase Agreement, and the Registration Rights Agreement, which are filed as Exhibits 4.1, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

In connection with the private placement, the Company issued 6,813,645 shares of Common Stock and Warrants to acquire an aggregate of 2,725,454 shares of Common Stock, for aggregate gross proceeds of approximately $2.3 million and net proceeds of approximately $2.2 million after commissions.  Laidlaw & Co (UK) Ltd. acted as placement agent and was paid aggregate cash commissions of approximately $100,000 and expenses of approximately $18,000 and will be issued 30 month warrants to purchase an aggregate of 342,855 shares of Common Stock at an exercise price of $0.34.

The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D for purposes of the private placement.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant.

10.1	Subscription Agreement among Pershing Gold Corporation and the accredited investors.

10.2	Unit Purchase Agreement among Pershing Gold Corporation and the accredited investors.

10.3	Registration Rights Agreement among Pershing Gold Corporation and the accredited investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 30, 2014

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant.

10.1	Subscription Agreement among Pershing Gold Corporation and the accredited investors.

10.2	Unit Purchase Agreement among Pershing Gold Corporation and the accredited investors.

10.3	Registration Rights Agreement among Pershing Gold Corporation and the accredited investors.